Exhibit 5.1

March 2, 2021

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645

Re:	Registration Statement of MICT, Inc.

Ladies and Gentlemen:

We have acted as counsel to MICT, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of up to $9,131,603.90 of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-3, as amended (File No. 333-248602) (the “Registration Statement”), initially filed by the Company with the Commission on September 4, 2020 and declared effective by the Commission on September 14, 2020.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that with respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”), when (i) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Company’s Certificate of Incorporation, as amended to date and the Company’s Amended and Restated Bylaws; (ii) if the Offered Common Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed and countersigned and (iii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable purchase agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $0.001 per share of Common Stock.

        Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware . Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement, the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP